As filed with the Securities and Exchange Commission on May 16, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

OCCAM NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77 Robin Hill Road Santa Barbara, CA 93117	77-0442752
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices)	(I.R.S. Employer Identification Number)

2000 STOCK INCENTIVE PLAN

Howard Bailey

Chief Financial Officer

Occam Networks, Inc.

77 Robin Hill Road

Santa Barbara, CA 93117

(805) 692-2900

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Thomas C. DeFilipps

Robert F. Kornegay

Lance E. Brady

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock ($0.001 par value) to be issued under the 2000 Stock Incentive Plan	25,000,000	(1)	$0.238	(2)	$5,937,500	$698.85

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (“Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable under the registrant’s 2000 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.
(2)	The exercise price of $0.238 per share is estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of computing the amount of the registration fee and is equal to the average of the high and low sales price of a share of the registrant’s common stock as reported by the OTC Bulletin Board on May 9, 2005.

With respect to the shares hereby registered under the 2000 Stock Incentive Plan the registrant’s Registration Statement on Form S-8 as filed with the Commission on June 23, 2000 (File No. 333-39928), Registration Statement on Form S-8 as filed with the Commission on February 13, 2001 (File No. 333-55520), Registration Statement on Form S-8 as filed with the Commission on June 24, 2002 (File No. 333-91072), Registration Statement on Form S-8 as filed with the Commission on August 15, 2003 (File No. 333-108009) and Registration Statement on Form S-8 as filed with the Commission on April 4, 2005 (File No. 333-123816), collectively referred to as the “Prior Form S-8s”, are incorporated herein by reference. Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in the Prior Form S-8s.

The registrant is registering 25,000,000 shares of its common stock under this Registration Statement, all of which are reserved for issuance under the registrant’s 2000 Stock Incentive Plan. Under the Prior Form S-8s, the registrant previously registered 55,969,814 shares of its common stock for issuance under the 2000 Stock Incentive Plan.

* * * * * *

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.72*	Amended and Restated 2000 Stock Incentive Plan, as amended in March 2003

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich and Rosati, P.C. (contained in Exhibit 5.1)

24.1	Power of Attorney (See page (II-3))

*	Incorporated by reference from the exhibit with the same exhibit number filed pursuant to the registrant’s Registration Statement on Form S-8 (Registration No. 333-123816) filed April 4, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 16th day of May, 2005.

OCCAM NETWORKS, INC.

By:	/s/ Howard Bailey
Howard Bailey
Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Howard-Anderson and Howard Bailey, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ ROBERT HOWARD-ANDERSON Robert Howard-Anderson	Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2005

/S/ HOWARD BAILEY Howard Bailey	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 16, 2005

/s/ ROBERT B. ABBOTT Robert B. Abbott	Director	May 16, 2005

/S/ STEVEN M. KRAUSZ Steven M. Krausz	Director	May 16, 2005

/s/ KENNETH COLE Kenneth Cole	Director	May 16, 2005

/s/ ROBERT E. BYLIN Robert E. Bylin	Director	May 16, 2005

/s/ THOMAS E. PARDUN Thomas E. Pardun	Director	May 16, 2005

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.72*	Amended and Restated 2000 Stock Incentive Plan, as amended in March 2003

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich and Rosati, P.C. (contained in Exhibit 5.1)

24.1	Power of Attorney (See page (II-3))

*	Incorporated by reference from the exhibit with the same exhibit number filed pursuant to the registrant’s Registration Statement on Form S-8 (Registration No. 333-123816) filed April 4, 2004.